UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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TECH DATA CORPORATION

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Colleague Letter

Dear Colleague,

This is a big day at Tech Data. A few moments ago, we issued a press release announcing that the Tech Data Board of Directors has unanimously approved an agreement under which Tech Data will be acquired by funds managed by affiliates of Apollo Global Management, a leading global alternative investment manager. As a result of this transaction, Tech Data will become a private company that will continue to be headquartered in Clearwater, Florida.

This agreement is a true testament to how far we’ve come. Over our 45-year history, Tech Data has grown to become one of the largest and most respected technology distributors in the world. With Apollo as our owner, we will be positioned better than ever before to build on that momentum and accelerate our strategy of delivering higher value.

With a proven track record in the technology industry, Apollo has both the resources and expertise to invest in our company and help us accelerate our mission to bring to market the technology products and solutions the world needs to connect, grow and advance. Since its inception in 1990, Apollo has invested in more than 300 companies — companies like Tech Data that have a leading business, strong teams and outstanding performance.

In short, Apollo believes in Tech Data — in our vision, our strategy, and most importantly, our team. They understand that our capabilities and global infrastructure provide a great platform for future growth that will enable us to further differentiate ourselves in the market, expand our end-to-end solutions portfolio, and provide our channel partners with unparalleled reach, efficiency and expertise.

And they want to help us get there. As a private company, we will have more flexibility to invest in our people and our portfolio. As a result, there will be new opportunities for our colleagues as we look to grow our solutions and services.

Looking ahead, the transaction is expected to close in the first half of calendar year 2020, subject to customary closing conditions and approvals, including approval by Tech Data shareholders. We believe this is a tremendous step forward for Tech Data with unparalleled benefits for all stakeholders: our colleagues, channel partners and shareholders. At closing, it is anticipated that Tech Data shareholders will receive $130 per share in cash, which represents significant premium cash value for their shares.

I’m sure you will have questions, and I commit to keeping you updated as information becomes available to share. Please join me at our global town hall that will take place later today at 9:00 a.m. ET (click here to download an invitation). In the meantime, this FAQ document will help address questions you may have.

I want to thank you for your hard work and many contributions to Tech Data and appreciate your relentless commitment to serving our channel partners and each other as we continue to operate the business as usual. I am incredibly proud of what we have accomplished and look forward to taking the next step on this exciting journey together.

Sincerely, Rich

Please note: Consistent with company policy, if you receive any calls from investors or analysts please forward them to Tania Almond tania.almond@techdata.com or the from media to Bobby Eagle bobby.eagle@techdata.com.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.